UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 10, 2011

China Intelligent Lighting and Electronics, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34783	26-1357819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 29-31, Shuikou Road
Huizhou, Guangdong
People’s Republic of China 516006
(Address, including zip code, of principal executive offices)

+ 86 752-3138511
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 10, 2011, China Intelligent Lighting and Electronics, Inc. (the “Company”) received written notice that the Listing Qualification Panel (the “Panel”) of the NYSE Amex LLC (the “Exchange”) has determined to affirm the decision of the staff of the Corporate Department of NYSE Regulation, Inc. (the “Staff”) to delist the Company’s common stock from the Exchange.  This decision followed a hearing held before the Panel on June 6, 2011.

As previously reported by the Company, in connection with withdrawal of the Company’s independent auditor, MaloneBailey, LLP (“MaloneBailey”), the Company received a delisting notification from the Exchange on April 5, 2011 due to the Company’s noncompliance with certain of the Exchange’s continued listing standards and that the Company was therefore subject to immediate delisting proceedings pursuant to Section 1009(a) of the NYSE Amex Company Guide (the “Company Guide”).  The Company timely appealed the Staff’s determination and was granted a hearing before the Panel, which was held on June 6, 2011.  After considering the presentations from the Company and the Staff as well as their previous written submissions, the Panel affirmed the Staff’s decision to delist the Company.

Under the Company Guide, the Company may request that the full Committee on Securities review the decision of the Panel within 15 calendar days from the receipt of the letter.  A request for review by the full Committee on Securities, however, will not operate as a stay of the Panel’s decision.  According to the letter, the Exchange will suspend trading in the Company’s common stock as soon as practicable, and will file an application with the Securities and Exchange Commission to strike the Company’s common stock from listing and registration on the Exchange when and if authorized, in accordance with Sections 1205(g), 1206(d) and/or 1206(e) of the Company Guide.  The Company has determined not to appeal this determination.

On June 13, 2011, the Exchange notified the Company that suspension of its securities from the Exchange will occur on June 14, 2011, prior to the open of the market.

The Company does not believe that its common stock is currently eligible to be quoted on the OTC Markets Group after delisting from the Exchange.  When, and if, the Company is able to file its delinquent reports and become current in its periodic filing obligations, the Company’s common stock may become eligible for quotation; however, there can be no assurance that the Company’s common stock will ever be, or be eligible to be, quoted.

Item 7.01 Regulation FD Disclosure.

On June 14, 2011, the Company issued a press release announcing the receipt of the delisting appeal decision from the Exchange.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated June 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Intelligent Lighting and Electronics, Inc.

Dated: June 16, 2011	By:	/s/ Xuemei Li
Name: Xuemei Li Title: Chief Executive Officer